UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): April 22, 2008

MAZAL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Nevada	000-27333	20-3761221
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

43 West 33rd Street
New York, New York 10001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 695-3334

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In April, 2008, shareholders of Mazal Pharmaceuticals, Inc. (the “Company”) holding a majority of the outstanding shares of the Company (the “Majority Shareholders”) voted to remove Simcha Edell and Mechael Kanovsky as directors of the Company. Further, the Majority Shareholders also appoint Eliyahu Tolchinsky as the sole director. Mr. Tolchinsky, as the sole director of the Company, terminated all executive officers of the Company including Simcha Edell and Mechael Kanovsky. Mr. Tolchinsky was also appointed as the Chief Executive Officer, Chief Financial Officer, and Secretary of the Company.

Mr. Tolchinsky, since 2007, has been employed by Webb & Associates in Rechovot, Israel ,with their patent deparment. From 2006 through 2007, Mr. Tolchinsky served as an editor for Hadassah Ein Kerem Hospital, Jerusalem, Israel, as an attorney for R.A.M. Technologies, Jerusalem, Israel in their patent department, 2006-2007and in the regulatory department for Amazon Biotech, Inc. During 2005, Mr. Tolchinsky served in the grants department for Halsey Group and from 2004 through 2005, Mr. Tolchinsky served in the grants department of Freemind Consultants in Jerusalem, Israel. Mr. Tolchinsky received his BA from Cornell University in 1989 and his JD from Tulane University in 1992.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAZAL PHARMACEUTICALS, INC.

Date: May 5, 2008	By: /s/ Eliyahu BenTal Tolchinsky
Name: Eliyahu Bental Tolchinsky
Title: CEO